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                                                                   EXHIBIT 10.46

                               AMENDMENT NO. 10 TO
                            THE GENUINE PARTS COMPANY
                                  PENSION PLAN

         This Amendment to the Genuine Parts Company Pension Plan is adopted by Genuine Parts Company (the "Company") through action of the Pension and Benefits Committee, effective as of the date set forth herein.

                                   WITNESSETH:

         WHEREAS, the Company maintains the Genuine Parts Company Pension Plan (the "Plan"), as amended and restated effective January 1, 1989, and such Plan is currently in effect; and

         WHEREAS, Section 8.06(c) of the Plan authorizes the Pension and Benefits Committee to amend the Plan;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

                                       1.

         Section 2.37 is hereby deleted and a new Section 2.37 is substituted therefore as follows:

         "2.37    Pension and Benefits Committee or Committee shall mean the
Pension and Benefits Committee of the Company which is appointed by the Board or its designee to administer the Plan in accordance with the terms of Article
VIII. The terms Pension Committee, Committee or Pension and Benefits Committee may be used interchangeably.

                                       2.

         A new Section 4.11 shall be added to the Plan to read as follows:

         "4.11    Change in Control

                  (a) Notwithstanding anything contained herein to the contrary, any Participant who (i) has a Termination Date during the five-year period beginning on the date on which a Change in Control occurs and (ii) at the time of such Termination Date had attained age 55 with 15 years of Credited Service may elect to receive a lump sum distribution of his Accrued Benefit.

                  (b) Notwithstanding anything contained herein to the contrary, the value of a lump sum distribution under this Section will be


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                           determined based on the Applicable Mortality Table
                           and the Applicable Interest Rate, which shall mean the following:

                           (1) Applicable Mortality Table shall have that meaning as defined in Section 2.03 ("Actuarial Equivalent").

                           (2)      Applicable Interest Rate shall mean the
                                    lesser of

                                    (i)      The "Applicable Interest Rate" as
                                             defined in Section 2.03 ("Actuarial
                                             Equivalent") or

                                    (ii)     The annual rate of interest on
                                             10-year Treasury notes for the
                                             month of October that precedes the
                                             beginning of the Plan Year in which
                                             such distribution occurs.

                  (c)      Change in Control shall mean,

                           (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of Genuine Parts entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the date hereof the beneficial owner of 20% or more of the Outstanding Company Voting Securities,
                           (ii) any acquisition directly from Genuine Parts,
                           (iii) any acquisition by Genuine Parts, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Genuine Parts or any corporation controlled by Genuine Parts, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
                           (iii) of Section 4.11(c)(3); or

                           (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Genuine Parts' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial


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                           assumption of office occurs as a result of an actual
                           or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (3) Consummation of a reorganization, merger, consolidation or share exchange or sale or other disposition of all or substantially all of the assets of Genuine Parts (a "Business Combination"), in each case, unless, following such Business Combination,
                           (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Genuine Parts or all or substantially all of Genuine Parts' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Genuine Parts or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (4) Approval by the shareholders of Genuine Parts of a complete liquidation or dissolution of Genuine Parts.

                                       3.

         This Amendment shall be effective July 1, 2001. Except as amended herein, the Plan shall remain in full force and effect.


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         IN WITNESS WHEREOF, Genuine Parts Company, acting through the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below but effective as of the date indicated above.


                                       PENSION AND BENEFITS COMMITTEE



                                       By: /s/ George W. Kalafut
                                          --------------------------------------

                                       Date:   November 28, 2001
                                            ------------------------------------


Attest: /s/ Frank M Howard
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